CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation in the 1999 Form 10-K of our report dated March 15, 1999 relating to the financial statements of InLand Capital Fund, L.P. as of December 31, 1998 and 1997, and for the years then ended.



                                   PricewaterhouseCoopers LLP



Chicago, Illinois
March 20, 2000